UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        December 20, 2004

CROWN PACIFIC PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-24976	93-1161833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 SW Broadway Street, Suite 1500 Portland, Oregon		97205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  503-274-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CROWN PACIFIC PARTNERS, L.P.

FORM 8-K

INDEX

Item	Description

Item 1.03	Bankruptcy or Receivership

Item 9.01	Financial Statements and Exhibits

Signatures

Item 1.03.  Bankruptcy or Receivership

On December 20, 2004, the United States Bankruptcy Court for the District of Arizona in Phoenix, Arizona (the “Bankruptcy Court”), confirmed our joint Chapter 11 plan (the “Plan”) as filed by the Plan proponents.  The Plan is a liquidating plan and includes the transfer of our timberlands and certain assets to a new entity (or entities), that will be owned by the creditors that hold liens in the timberlands.  The Plan also provides for the substantive consolidation of the entities included in our consolidated group (the “Debtors”) and the creation of a liquidating trust that will dispose of the remaining assets of the Debtors and disburse the proceeds thereof to creditors in accordance with the Plan.  The Plan proponents presently intend that the effective date of the Plan will be December 31, 2004.

In addition, the Plan provides that on the effective date of the Plan Crown Pacific Partners, L.P. will be dissolved and all 30,527,030 outstanding common units of Crown Pacific Partners, L.P. will be canceled with no payment to the unitholders.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1	Second Amended Joint Consolidating Chapter 11 Plan Proposed by the Debtors, Creditors’ Committee, Noteholder Proponents and Bank Term Lender Proponents, as amended.
99.1	Business and Industry Monthly Operating Report for the month of October 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	CROWN PACIFIC PARTNERS, L.P.

By: Crown Pacific Management Limited Partnership, as General Partner

	By:	/s/ Steven E. Dietrich
Steven E. Dietrich
Senior Vice President, Chief Financial Officer and Treasurer
(Duly Authorized Officer and Principal Financial and Accounting Officer)